Exhibit 4.2
MIRION TECHNOLOGIES, INC.
REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of                     , 2010 by and among MIRION TECHNOLOGIES, INC. (the “Company”), AMERICAN CAPITAL, LTD., a Delaware corporation (“American Capital”), AMERICAN CAPITAL EQUITY I, LLC, a Delaware limited liability company (“ACE I”), AMERICAN CAPITAL EQUITY II, LP, a Delaware limited partnership (“ACE II”, together with American Capital and ACE I, “ACAS”), and each of the Persons (as defined below) who execute this Agreement as a stockholder, warrant holder or option holder of the Company (such Persons together with ACAS, each a “Stockholder” and collectively, the “Stockholders”).
W I T N E S S E T H:
          WHEREAS, the Stockholders hold common stock of the Company, par value $0.001 per share (“Common Stock”) and warrants to purchase Common Stock (“Warrants”) and possess registration rights, inter alia, pursuant to a Stockholders Agreement entered into as of December 22, 2005, by and among the Company and the Stockholders, as amended as of February 15, 2006, July 13, 2006, October 31, 2007 and June 30, 2009 (as so amended, the “Stockholders Agreement”); and
          WHEREAS, the Stockholders desire to terminate the Stockholders Agreement and continue the registration rights created pursuant hereto;
          NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt whereof each to the other is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:
ARTICLE 1
CERTAIN DEFINED TERMS
          “ACAS” shall have the meaning ascribed thereto in the Recitals.
          “ACE I” shall have the meaning ascribed thereto in the Recitals.
          “ACE II” shall have the meaning ascribed thereto in the Recitals.

          “Affiliate” shall mean, with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, the ability to exercise voting power, or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control.
          “Agreement” shall have the meaning ascribed thereto in the Recitals.
          “American Capital” shall have the meaning ascribed thereto in the Recitals.
          “Board of Directors” shall mean the board of directors of the Company.
          “Commission” shall mean the United States Securities and Exchange Commission or any successor agency of the federal government serving a similar function.
          “Common Stock” shall have the meaning ascribed thereto in the Recitals.
          “Company” shall have the meaning ascribed thereto in the Recitals.
          “Company Securities” shall mean, collectively, Common Stock, Warrants (including any Common Stock issuable upon exercise of such Warrants) or other options, warrants, securities issued from time to time by the Company or other rights to acquire any other securities issued by the Company.
          “Demand Holders” shall mean ACAS and its Permitted Transferees.
          “Estate” shall mean and include the executors or administrators of a deceased Stockholder, and any and all Persons who may claim any interest in his property under such deceased Stockholder’s will or by virtue of any laws of descent and distribution.
          “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Fully Diluted Basis” shall mean the determination of the percentage ownership of a particular type of Company Securities based on the number of all outstanding securities of such type as if all securities eligible for conversion into or that are exercisable or exchangeable for such class of Company Securities had been converted or exercised (including warrants or options, which shall be considered exercised for their maximum number of shares of the type of Company Securities for which they are exercisable, but excluding any shares of Common Stock that may be issued upon the exercise of options under an option plan or any similar plan if such options have not vested).
          “Indemnified Party” shall have the meaning set forth in Section 2.6(c).
          “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).
          “IPO” shall have the meaning set forth in Section 2.1(a).
          “Permitted Transferee” shall mean any of the following Persons: (i) a Stockholder’s Estate and heirs, (ii) such other Persons who may be so designated by the Board of Directors, (iii) any estate planning trust of a Stockholder provided that the grantor Stockholder is trustee of such trusts, (iv) such other personal estate or tax planning vehicle or device of which the grantor Stockholder is a controlling Person with respect to the voting and the disposition of the Registrable Securities held thereby or (v) with respect to ACAS, (A) any Affiliate of ACAS or (B) any transferee receiving at least                     1 of Registrable Securities from ACAS or any Affiliate of ACAS.
          “Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock corporation, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.
          “Registrable Securities” shall mean all shares of Common Stock owned by the Stockholders, including any Common Stock received or issuable as a result of the exercise of the Warrants or other Company Securities exercisable for or convertible into Common Stock or as a result of splits, stock dividends or similar events. Any Registrable Securities shall cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act, (iii) such Registrable Securities are sold in a transaction exempt from the prospectus delivery requirements under the Securities Act, (iv) such Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act without limitation thereunder as to volume or manner of sale or (v) such Registrable Securities are sold, transferred or assigned in a private transaction in which the Stockholder’s rights under this Agreement are not transferred to a Permitted Transferee.
          “Registration Expenses” shall mean all expenses, exclusive of underwriting discounts or commissions and, except as otherwise stated below, incurred by the Company in performance of or compliance with Article 2 hereof, including,

[1]	To be fixed at 25% of ACAS’ as-converted shares of Common Stock held at signing.

without limitation, all registration, qualification and filing fees, printing expenses, accounting fees, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), the reasonable fees, expenses and disbursements of one counsel for the Demand Holders, if applicable, the reasonable fees, expenses and disbursements of one counsel for the S-3 Stockholder, if applicable, and the reasonable fees, expenses and disbursements of one counsel for the Requesting Stockholders, if applicable.
          “Requesting Stockholder” shall have the meaning set forth in Section 2.3(a)(ii).
          “Restricted Securities” shall mean the Registrable Securities required to bear a legend indicating that transfer is restricted in the absence of registration.
          “Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Stockholders.
          “Subsidiary” shall mean, with respect to any Person (other than a natural person), (a) any corporation (or similar entity under any foreign law) of which outstanding capital stock possessing ordinary voting power to elect a majority of the board of directors (or equivalent body) of such corporation (irrespective of whether, at the time, any capital stock of any other class or classes of the corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or (b) any partnership, unlimited liability company, limited liability company, association, joint venture, trust or other entity in which such Person and one or more of its Subsidiaries shall have an interest (whether in the form of voting, capital contribution or participations in profits) of more of fifty percent (50%) or of which such Person or Subsidiary is a general partner or may exercise the powers of a general partner.
          “Stockholders” shall have the meaning ascribed thereto in the Recitals.
          “Stockholders Agreement” shall have the meaning ascribed thereto in the Recitals.
          “S-3 Stockholder” shall have the meaning set forth in Section 2.2(a).
          “Third Party Holder” shall have the meaning set forth in Section 2.3(a).
          “Warrants” shall have the meaning ascribed thereto in the Recitals.

ARTICLE 2
REGISTRATION RIGHTS
          2.1 Requested Registration.
               (a) Request for Registration. (i) If at any time after one hundred eighty (180) days (subject to extension in order to permit the underwriters to comply with NASD Conduct Rule 2711 (or any similar successor rule)) following the effective date of the first registration statement filed by the Company covering an underwritten offering of any Company Securities to the general public (“IPO”), the Company shall receive from a Demand Holder (holding at least twenty-five percent (25%) of the Registrable Securities held by all Demand Holders at the time of the request for registration) a written request that the Company effect any registration, qualification and compliance with respect to shares of Registrable Securities, the Company shall: (A) within thirty (30) days of the receipt by the Company of such notice, give written notice of the proposed registration, qualification or compliance to the other Demand Holders; and (B) within fifty (50) days of the receipt by the Company of such notice, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of the other Demand Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company. The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1(a) after the Company has initiated four (4) such registrations pursuant to this Section 2.1(a) (counting for these purposes only registrations which have been declared or ordered effective), and in no event shall the Company be required to effect more than one (1) such registration hereunder within any ninety (90) day period.
                    (ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.1 during the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date ninety (90) days immediately following, the effective date of any registration statement pertaining to Company Securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.
               (b) Underwriting. (i) If the Demand Holder intends to distribute the Registrable Securities covered by its request pursuant to Section 2.1(a) by means of a registered public offering involving an underwriting, the Demand Holder requesting registration shall so advise the Company and the Company shall so advise the other Demand Holders as part of the notice given pursuant to Section 2.1(a). In such event, the right of any other Demand Holder to registration pursuant to this Section 2.1 shall be conditioned upon such other Demand Holder’s participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such other Demand Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.
                    (ii) The Company shall (together with all Demand Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Demand Holder requesting registration pursuant to Section 2.1(a) and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises the Demand Holder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all the Demand Holders participating in the proposed distribution and the number of Registrable Securities held by all Demand Holders that may be included in the registration and underwriting shall be allocated among the Demand Holders that have requested to be included in the registration thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Demand Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any participating Demand Holder to the nearest one hundred (100) shares.
                    (iii) If any Demand Holder disapproves of the terms of the underwriting, such Demand Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Demand Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.
               (c) Right to Terminate Registration. The Demand Holder shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any other Demand Holder has elected to include its Registrable Securities in such registration.
          2.2 Form S-3 Registration.
               (a) Request for Registration. (i) At any time that the Company is a registrant entitled to use Form S-3 (or any successor form to Form S-3) to register Registrable Securities pursuant to an effective registration statement filed by the Company under the Securities Act, any Stockholder holding two percent (2%) or more of the Common Stock on a Fully Diluted Basis (such Stockholder, the “S-3 Stockholder”) may request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3), or any similar short-form registration statement, for a public offering of Registrable Securities held by such S-3 Stockholder, provided that the reasonably anticipated gross proceeds to the Company would exceed $5,000,000, the Company shall, as soon as practicable, use its commercially reasonable efforts to cause such Registrable

Securities to be registered on such form for the offering and to cause such Registrable Securities to be qualified in such jurisdictions as the S-3 Stockholder may reasonably request. After the IPO, the Company shall use its commercially reasonable efforts to qualify for as expeditiously as possible and remain eligible to use Form S-3 registration or a similar short-form registration.
                    (ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.2 during the period starting with the date thirty (30) days prior to the Company’s estimated date of filing of, and ending on the date ninety (90) days immediately following, the effective date of any registration statement pertaining to Company Securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.
                    (iii) If the Company shall furnish to such S-3 Stockholder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors it would have a material adverse effect on the Company or its stockholders for a registration statement (A) to be filed pursuant to a request made under this Section 2.2, (B) to become effective or (C) to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar material transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right, but not more than once in any twelve (12) month period, to defer the filing or effectiveness of a registration, qualification or compliance requested hereunder or to suspend such effectiveness for such period as may be reasonably necessary; provided, however, that if the effectiveness of a registration statement is suspended pursuant to this provision, the period of such suspension shall be added to the end of the period that such registration statement would otherwise be required to be effective hereunder so that the aggregate number of days that such registration statement is required to remain effective hereunder shall remain unchanged.
               (b) Underwriting. If the registration of which the S-3 Stockholder gives notice is for a registered public offering involving an underwriting, the Company shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the S-3 Stockholder and reasonably acceptable to the Company.
               (c) Right to Terminate Registration. The S-3 Stockholder shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration.
          2.3 Incidental Registration.

               (a) Notice of Registration. If at any time the Company shall determine to register any of the Company Securities, either for its own account or the account of a security holder or holders of the Company, including a Demand Holder pursuant to Section 2.1(a), an S-3 Stockholder pursuant to Section 2.2(a) or otherwise (any such stockholder, the “Third Party Holder”), other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration statement on Form S-4 or Form S-8 (or any successor forms thereto), (iv) a registration statement filed in connection with an exchange offer or an offering of Company Securities solely to the corporation’s existing security holders, (v) in connection with a direct or indirect acquisition by the Company of another Person or (vi) any other form of registration statement not available for registering shares of the Company Securities for sale to the public, the Company shall:
                    (i) promptly give to each Stockholder written notice of the proposed registration either (a) within fifteen (15) days prior to the initial filing in the case of a registration for its own account or (b) within fifteen (15) days of receipt of the notice requesting registration in the case of a registration for the account of a Third Party Holder; and
                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Stockholder (such Stockholder, other than a Third Party Holder exercising separate registration rights pursuant to Section 2.1(a), Section 2.2 or otherwise, a “Requesting Stockholder”).
               (b) Underwriting. (i) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Requesting Stockholders as part of the written notice given pursuant to Section 2.3(a). In such event the right of any Requesting Stockholder to registration pursuant to this Section 2.3 shall be conditioned upon such Requesting Stockholder’s participation in such underwriting, and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. All Stockholders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by (A) the Company or (B) the Third Party Holder, as the case may be. Notwithstanding any other provision of this Section 2.3, if the managing underwriter advises the Company in writing or the Company determines that marketing factors require a limitation of the number of shares to be underwritten then the Company shall so advise all Requesting Stockholders participating in the proposed distribution and the number of shares of Registrable Securities of such Requesting Stockholder that may be included in the registration and underwriting shall be allocated among: (A) in the case of an underwriting on behalf of the Company, (y) first, all the Company Securities the Company proposes to sell and (z) second, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Requesting Stockholders at the time of filing; or (B) in the case of an underwriting on behalf of a Third Party Holder, (y) first, all the Company Securities requested to be included by the Third Party Holder, whether requested under Section 2.1, Section 2.2 or otherwise and (z) second, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Requesting Stockholders at the time of filing; provided, however, that if the managing underwriter advises the Company in writing or the Company determines that the relationship to the Company of any Requesting Stockholder holding Registrable Securities requested to be included in the registration statement shall have a materially adverse effect on an orderly offering and sale of securities within a price range acceptable to the Company or the Third Party Holder, as applicable, the Company may exclude from such registration such amount up to all of such Registrable Securities of the Requesting Stockholders as the managing underwriters or Company determines are desirable to complete such orderly sale. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Stockholder or holder to the nearest one hundred (100) shares.
                    (ii) If any Requesting Stockholder disapproves of the terms of the underwriting, such Requesting Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities withdrawn shall also be withdrawn from registration.
               (c) Right to Terminate Registration. The Company or Third Party Holder, as the case may be, shall have the right to terminate or withdraw any registration initiated by it under Section 2.1, Section 2.2 or otherwise prior to the effectiveness of such registration whether or not any Requesting Stockholder has elected to include its Registrable Securities in such registration.
          2.4 Expenses of Registration. Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered on behalf of Stockholders shall be borne by the Stockholders included in such registration, pro rata on the basis of the number of Registrable Securities so registered.
          2.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Article 2, the Company shall keep each Stockholder that has elected to participate therein advised in writing as to the initiation of each registration, qualification or compliance and as to the completion thereof. At its expense, the Company shall use its commercially reasonable efforts and, in the case of a registration, qualification or compliance effected by the Company pursuant to Section 2.1, best efforts to:
               (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective;

               (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto and documents incorporated by reference therein, the prospectus included in such registration statement (including each prospectus subject to completion) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
               (c) register or qualify such Registrable Securities under such other securities or blue sky laws of each state and other jurisdiction of the United States as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in any such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);
               (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that each seller shall, immediately upon receipt of any notice from the Company of the happening of any event of the kind described in this paragraph (d), forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the seller has received copies of the supplement or amendment prepared in accordance with this paragraph (d) and, if so directed by the Company, each seller shall deliver to the Company all copies, other than permanent file copies then in the seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;
               (e) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted;
               (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
               (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Secutities (including, without limitation, effecting a stock split or a combination of shares);
               (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that any financial and other records, pertinent corporate documents and properties that the Company determines, in good faith, to be confidential and that it gives notification of such confidentiality shall not be disclosed by such seller, underwriter, attorney, accountant or agent unless (i) the disclosure of such is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such is ordered pursuant to a subpoena or other order from a court of competent jurisdiction;
               (i) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (which may be achieved by, among other things, compliance with the conditions of Rule 158 thereunder);
               (j) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and
               (k) promptly obtain the withdrawal of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, in the event of the issuance of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any Company Securities and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling Person of the Company, such holder shall have the right to require (i) to the extent permitted by law, the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such Company Securities is not to be construed as a recommendation by such holder of the investment quality of the Company Securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company and (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company; and
               (l) have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of Registrable Securities.
          2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article 2:
               (a) To the extent permitted by law, the Company shall indemnify each selling Stockholder, each of its officers, directors, partners, agents and each Person controlling such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article 2, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or other state or federal securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or other state or federal securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company shall reimburse, as incurred, each such Stockholder, each of its officers, directors, partners, agents, and legal counsel and each Person controlling such Stockholder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Stockholder, controlling Person or underwriter and stated to be specifically for use in any registration, qualification or compliance pursuant to this Article 2.
               (b) To the extent permitted by law, each Stockholder shall, severally and not jointly, if Registrable Securities held by such Stockholder, are included in the Company Securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and legal counsel, each underwriter, if any, of the Company Securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each other Stockholder, each of its officers, directors, partners and legal counsel and each Person controlling such other Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) to which any of the foregoing Persons may become subject under the Securities Act, Exchange Act or other federal or state securities laws arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and shall reimburse the Company, such other Stockholder, such directors, officers, Persons, agents, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such expense, claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument furnished by such Stockholder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Stockholder under this subsection (b) shall be limited in an amount equal to the net proceeds received by such Stockholder for Registrable Securities registered in such registration statement and sold as contemplated herein. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification by such Stockholder of the Company provided in this Section 2.6. A Stockholder shall not be required to enter into any agreement or undertaking in connection with any registration under this Article 2 providing for any indemnification or contribution on the part of such Stockholder greater than the Stockholder’s obligations under this Section 2.6(b). As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

               (c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 except to the extent the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. In any such claim or litigation, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel. It is understood that, in connection with any claim or litigation or related claim or litigation in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
               (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Stockholder hereunder exceed the net proceeds from the offering received by such Stockholder.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreement entered into by the participating Stockholder and the Company in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          2.7 Information by Participating Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 2 with respect to the Registrable Securities of any selling Stockholder that such Stockholder shall furnish to the Company such information regarding itself, the Company Securities held by it, and the intended method of disposition of the Registrable Securities as shall be required to effect the registration of such Stockholder’s Registrable Securities.
          2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act, the Company agrees to use its commercially reasonable efforts to:
               (a) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Exchange Act;
               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (c) so long as a Stockholder owns any Restricted Securities, upon request, (i) provide to such Stockholder a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after one-hundred eighty (180) days after the effective date of the IPO) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual, quarterly and current reports of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Stockholder to sell any such Restricted Securities without registration.
          2.9 Market Standoff Agreement. Each Stockholder agrees in connection with any underwritten offering initiated pursuant to this Agreement of the Registrable Securities, upon request of the underwriters managing any such underwritten offering thereof, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Company Securities now owned or hereafter acquired (other than those included in the registration or acquired after the Company’s initial public offering) without the prior written consent of the Company or such underwriters, as the case may be, during the seven (7) days prior to and the ninety (90) day period beginning on the effective date of any registration relating to an underwritten offering initiated under this Agreement; provided, however, that such ninety (90) day period may be extended for not more than eighteen (18) days if such extension is reasonably necessary to permit the underwriters to comply with NASD Conduct Rule 2711 (or any similar successor rule). Each Stockholder further agrees to enter into a separate agreement providing for the foregoing, as may be requested by the underwriters and on terms not less favorable than to other stockholders signing similar agreements. Any discretionary waiver or termination of the requirements under the foregoing provisions of this Section 2.9 made by the Company or the underwriter shall apply to each Stockholder on a pro rata basis in accordance with the number of shares of Registrable Securities held by such Stockholder.
          2.10 Company Standoff Agreement. The Company agrees in connection with any underwritten offering initiated pursuant to this Agreement of the Registrable Securities, upon request of the underwriters managing any underwritten offering thereof, (a) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Company Securities now owned or hereafter acquired (other than those included in the registration) and (b) to use its commercially reasonable efforts to cause each holder of at least ten percent (10%) of the Common Stock on a Fully Diluted Basis, who has purchased such Company Securities from the Company at any time after the date of this Agreement (other than in a registered offering), to agree not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Company Securities hereafter acquired (except as part of such underwritten offering, if otherwise permitted) without the prior written consent of such underwriters, during the seven (7) days prior to and the sixty (60) day period beginning on the effective date of any registration relating to an underwritten offering initiated under this Agreement; provided, however, that such sixty (60) day period may be extended for not more than eighteen (18) days if such extension is reasonably necessary to permit the underwriters to comply with NASD Conduct Rule 2711 (or any similar successor rule). The Company further agrees to enter into a separate agreement providing for the foregoing, as may be requested by the underwriters and on terms not less favorable than to other stockholders signing similar agreements.
          2.11 Termination of Registration Rights. All registration rights granted under this Article 2 shall terminate upon the earlier of (i) the tenth (10th) anniversary of the effective date of the IPO, (ii) such date after the IPO as all shares of Registrable Securities held or entitled to be held upon conversion by such Stockholder may immediately be sold under Rule 144 without restriction and (iii) when each Stockholder has sold all of its Registrable Securities (other than transfers to Permitted Transferees in accordance with Section 3.7 of this Agreement).

          2.12 Participation in Offering. No Person may participate in any offering initiated pursuant to this Agreement unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.
ARTICLE 3
MISCELLANEOUS PROVISIONS
          3.1 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same Agreement.
          3.2 Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and the parties hereto do covenant and agree that they themselves and their heirs, executors, administrators, successors and assigns shall execute any and all instruments, releases assignments, and consents that may be required of them in accordance with the provisions of this Agreement.
          3.3 Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.
          3.4 Singular and Plural. As used herein, the singular shall include the plural, the plural refer to the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.
          3.5 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Stockholder under this Agreement are several rights, not rights jointly held with any other Stockholder. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.
          3.6 Waivers. Any waiver, permission, consent or approval of any kind or nature by any party hereto, of any breach or default under this Agreement, or any waiver of any provision of this Agreement by any party hereto, must be in writing executed by the party against whom such waiver, permission, consent or approval is effective, and shall be effective only in the specific instance and for the specific purpose given, and shall be effective only to the extent in such writing specifically set forth, and the same shall not operate or be construed as a waiver of any subsequent breach, default, provision or condition of this Agreement by any party hereto, including the party to whom originally given.
          3.7 Assignment. The rights and obligations of each Stockholder pursuant to this Agreement may only be assigned or otherwise conveyed by a Stockholder to a transferee who is a Permitted Transferee of such Stockholder.
          3.8 Amendments. Other than as provided in Section 2.11, this Agreement may only be amended, modified or revoked in whole or in part by a writing signed by (a) ACAS, (b) the holders of not less than fifty-one percent (51%) of the Registrable Securities, other than the Registrable Securities owned by ACAS and (c) the Company.
          3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          3.10 Termination of All Prior Rights; Waiver of Rights in Prior Issuances. Each Stockholder and the Company hereby expressly terminates all prior agreements and understandings among themselves and/or with the Company with respect to the rights granted to each of them and others in this Agreement, including, without limitation, the Stockholders Agreement. Each of the undersigned Stockholders and the Company agree to execute other documents as are necessary to terminate and/or waive the rights terminated and/or waived pursuant to this Section 3.10.
          3.11 Notices. Any notice required or permitted hereunder shall be given in writing, addressed to the notice recipient at the address shown in the stock records of the Company. If the Company is the notice recipient, the notice shall be sent to the Company’s Secretary at the Company’s headquarters address. The notice shall be sent by United States Certified Mail, postage prepaid, return receipt requested, by a nationally recognized overnight parcel delivery service for next day delivery; by hand delivery with a receipt confirmation requested; or by telecopy but such notice shall not be effective unless the notice provider obtains a machine generated confirmation of receipt. Notice given in accordance with this paragraph shall be presumed to have been delivered and received three (3) days after mailing if sent by United States Mail, one (1) day after delivery by overnight courier if sent for next day delivery; and on the day of delivery if hand delivered or given by telecopy.
          3.12 Renewals. Reference to this Agreement herein shall include any amendment or renewal hereof.
          3.13 Governing Law. This Agreement shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.
          3.14 Effectiveness. This Agreement shall be and become effective in general as of the date of execution hereof by the Company and ACAS. It shall be effective as to each subsequent signatory upon its signature hereto.
          3.15 Remedies. Each Stockholder and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. All parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
          3.16 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all other agreements, whether oral or written, relating to such subject matter, by and between the parties hereto.
*     *     *

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written (unless indicated otherwise below).

MIRION TECHNOLOGIES, INC.
By:
Name:
Title:

AMERICAN CAPITAL, LTD.
By:
Name:
Title:

AMERICAN CAPITAL EQUITY I, LLC By: American Capital Equity Management, LLC, its manager
By:
Name:
Title:

AMERICAN CAPITAL EQUITY II, LP By: American Capital Equity Management II, LLC, its general partner
By:
Name:
Title:

Thomas D. Logan
Executed on:

[Signature Page 1 of 2 to the Registration Rights Agreement]

Philippe Destenbert
Executed on:

Michael S. Wilson
Executed on:

Antony Besso
Executed on:

Olivier Dieudonne
Executed on:

Matthias Franz
Executed on:

Erik Lehtonen
Executed on:

Nancy Ronquillo
Executed on:

[Signature Page 2 of 2 to the Registration Rights Agreement]